SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                            Form 8-K


                        Current Report

               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)  June 28, 1995


                                CBT Corporation
          (Exact name of registrant as specified in its charter)




        Kentucky                   0-16878                61-1048868
        (State or other            (Commission            (I.R.S. Employer
        jurisdiction               File Number)           Identification no.)
        of incorporation)




            333 Broadway, Paducah, Kentucky                        42001
            (Address of principal executive offices)               (Zip Code)




     Registrant's telephone number, including area code     (502) 575-5100




        (Former name or former address, if changed since last report)







INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in Registrant's Certifying Accountant

      On June 28, 1995, the Board of Directors of CBT Corporation (the "Company") determined to discontinue the services of Deloitte & Touche (the "Former Accountant"), the independent public accounting firm who was previously engaged as the principal accountant to audit the Company's financial statements. On that same date, the Company engaged a new independent public accounting firm, Arthur Andersen & Co., as its principal accountant to audit the Company's financial statements.

      The Former Accountant's reports on the Company's financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      The decision to change accountants was recommended by the audit committee of the Board of Directors and approved by the Board of Directors.

      During the Company's two most recent fiscal years and the subsequent interim period, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

      None of the following events has occurred within the Company's two most recent fiscal years or the subsequent interim period preceding the change in accountants:

      (A) the Former Accountant has not advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist;

      (B) the Former Accountant has not advised the Company that information had come to the accountant's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

      (C)(1) the Former Accountant has not advised the Company of the need to expand significantly the scope of its audit, or that information has come to the accountant's attention that if further investigated could [i] materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that could prevent it from rendering an unqualified report on those financial statements), or [ii] cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to the accountant's dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

      (D)(1) the Former Accountant has not advised the Company that information has come to the accountant's attention that it concluded materially impacts the fairness or reliability of either [i] a previously issued audit report or the underlying financial statements, or [ii] the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements issued or to be issued covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to the accountant's dismissal, or for any other reason, the issue has not been resolved to the accountant's satisfaction prior to its dismissal.

      During the two most recent fiscal years, and any subsequent interim period prior to engaging Arthur Andersen & Co., neither the Company, nor anyone on its behalf, consulted Arthur Andersen & Co. regarding [i] either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, where either a written report was provided to the Company or oral advice was provided, that Arthur Andersen & Co. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or [ii] any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

      The Former Accountant's letter addressed to the Commission stating its agreement with the statements made in this Report is attached as an exhibit to this Report.

Item 7.   Financial Statements and Exhibits

          C.   Exhibits

      The exhibits listed on the Exhibit Index on page 5 are filed as a part of this Report.






                           Signatures


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CBT Corporation



                                 By:      /s/John E. Sircy
                                          John E. Sircy

                                 Title:   Executive Vice President and
                                          Chief Operating Officer
                                          (Principal Financial Officer)
Date:  June 28, 1995






                         EXHIBIT INDEX


Exhibit


(16)           Letter re Change in Certifying Accountant









































Deloitte &
  Touche LLP
                    Suite 2100               Telephone (502) 562-2000
                    220 West Main Street     Facsimile (502) 562-2073




July 3, 1995

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of CBT Corporation dated June 28, 1995.

Yours truly,

/s/Deloitte & Touche LLP












Deloitte Touche
Tohmatsu
International